Execution Copy SHARE REPURCHASE AGREEMENT THIS SHARE REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 8th day of May, 2024, by and among BSOF Master Fund L.P. and BSOF Master Fund II L.P. (each, a “Seller,” and collectively, the “Sellers”) and Hamilton Insurance Group, Ltd., a Bermuda company (the “Purchaser”). RECITALS WHEREAS, the Sellers currently own in the aggregate 9,124,729 shares of Class A common shares, par value $0.01 per share, of the Purchaser (“Common Shares”); WHEREAS, on the terms and subject to the conditions of this Agreement, the Sellers desire to sell all of the Common Shares owned by the Sellers to the Purchaser, and the Purchaser desires to purchase from the Sellers, on the terms and conditions set forth in this Agreement, all of the Common Shares owned by the Sellers (the “Repurchase Transaction”); WHEREAS, the Purchaser is authorized, pursuant to its bye-laws and memorandum of association, to purchase its own shares in accordance with section 42A of the Companies Act 1981 of Bermuda (the “Companies Act”); and WHEREAS, the Board of Directors of the Purchaser has approved the Repurchase Transaction and this Agreement. NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: ARTICLE I SALE AND PURCHASE OF COMMON SHARES Section 1.1 Purchase. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined herein), each Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from such Seller, free and clear of any and all Liens (as defined herein) and together with all rights attached or accruing to them at the Closing Date, the number of Common Shares set forth opposite such Seller’s name in Schedule A hereto (the “Shares”). The purchase price for the Shares shall be $12.00 per share (the “Per Share Purchase Price”), resulting in a total purchase price of $109,496,748.00 (the “Purchase Price”). Section 1.2 Closing. The closing of the Repurchase Transaction (the “Closing”) shall take place in Bermuda at 1:00 p.m. Bermuda Time on May 10, 2024, or such other time as mutually agreed among the parties (the “Closing Date”), provided that this Agreement has not been terminated in accordance with its terms on or prior to such date. At the Closing, (i) each Seller shall deliver or cause to be delivered to the Purchaser all of such Seller’s right, title and

73707511.12 interest in and to the Shares (x) by delivery of one or more certificates evidencing the Shares being repurchased, endorsed to the Purchaser or accompanied by duly executed stock powers or other instrument of assignment and/or (y) with respect to the Shares that are to be delivered through the facilities of The Depository Trust Company that are credited to or otherwise held in a securities account maintained by such Seller, such Seller shall take such actions as are necessary to provide appropriate instruction to the relevant financial institution or other entity with which such Seller’s account is maintained to effect the legally valid transfer of the Shares from such Seller’s account to an account designated by the Purchaser for the receipt of the Shares so transferred and (ii) the Purchaser shall pay to the Sellers the Purchase Price, in the amounts set forth opposite their respective names in Schedule A hereto, in cash by wire transfer of immediately available funds in accordance with the wire transfer instructions to be provided by the Sellers to the Purchaser. Upon Closing, the Purchaser shall cancel the Shares in accordance with section 42A(6) of the Companies Act and shall update its register of members and any branch register to reflect the same. ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SELLER Each Seller hereby represents and warrants to the Purchaser, severally and not jointly, as of the date hereof, as follows: Section 2.1 Existence and Power. (a) The Seller is a Cayman Islands exempted limited partnership, duly formed, validly existing and in good standing under the laws of the Cayman Islands. The Seller has the power, authority and capacity to execute and deliver this Agreement and the Transaction Agreement (as defined herein) to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. (b) The execution and delivery of this Agreement and the Transaction Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby and thereby (i) do not require the consent, approval, authorization, order, registration or qualification of, or (except for filings pursuant to Sections 13 or 16 under the Securities Exchange Act of 1934 (the “Exchange Act”)) filing with, any governmental authority or regulatory authority, including any securities exchange or self-regulatory organization, or court, or body or arbitrator having jurisdiction over the Seller; and (ii) except as would not have an adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement and the Transaction Agreement, do not and will not constitute or result in a breach, violation or default, or cause the acceleration or termination of any obligation or right of the Seller or any other party thereto, under (A) any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, to which the Seller or any of its subsidiaries is a party, (B) the Seller’s organizational documents or (C) any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, including any stock exchange or self-regulatory organization, governmental authority, arbitrator, mediator or similar body. - 2 -

73707511.12 Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement and the Transaction Agreement have been duly executed and delivered by the Seller and constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and by general principles of equity. The Seller has duly taken all necessary corporate or limited partnership action to authorize the execution, delivery and performance of this Agreement and the Transaction Agreement and the transactions contemplated hereby and thereby. Section 2.3 Title to Shares. The Seller is the sole owner of the Shares. No person or entity has any beneficial ownership of the Shares other than the Seller and its affiliates. The Shares constitute all of the equity interests of the Purchaser beneficially owned by the Seller. The Seller has good and valid title to the Shares, free and clear of any lien, encumbrance, pledge, charge, security interest, mortgage, title retention agreement, assessment, option, proxy, agreement to vote, equitable or other adverse claim (collectively, “Liens”), and has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of the Shares or its ownership rights in such Shares or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Shares. There are no (a) securities convertible into or exchangeable for any of the Shares other than the Class B common shares of the Purchaser, (b) options, warrants or other rights to purchase or subscribe for any of the Shares or (c) contracts, commitments, agreements, understandings or arrangements of any kind (contingent or otherwise) relating to the issuance, sale or transfer of any of the Shares. The delivery and/or release, as applicable, of the Shares to the Purchaser at the Closing pursuant to this Agreement will transfer and convey good, valid and marketable title to the Shares to the Purchaser, free and clear of all Liens. Section 2.4 Sophistication of the Seller. The Seller is experienced, sophisticated and knowledgeable in trading in securities of private and public companies and understands the disadvantage that may result from selling the Shares without knowledge of the Excluded Information (as defined herein) and it believes, by reason of its business or financial experience or its own independent investigation that it is capable of evaluating the merits and risks of making its investment decision regarding the Repurchase Transaction and the transactions contemplated by this Agreement and of protecting its own interests in connection with such transactions. In entering this Agreement, the Seller has consulted with its own advisors and has relied solely upon its own investigation and analysis to make an informed decision regarding the sale of the Shares, without relying upon the Purchaser. Section 2.5 Access to Information. The Seller has had the opportunity to discuss the plans, operations and financial condition of the Purchaser with its respective officers and directors and have reviewed information (including information which has been delivered subject to the Confidentiality Agreement (as defined herein)) necessary to enable the Seller to evaluate the decision to sell the Shares pursuant to this Agreement. The Seller acknowledges that the Purchaser may be in possession of material non-public information about the Purchaser not known to the Seller (“Excluded Information”) and that such Excluded Information could be material to Seller’s decision to sell the Shares or otherwise materially adverse to the Seller’s interests, and that the value of the Shares may be substantially different than the Purchase Price - 3 -

73707511.12 reflected in this Agreement. The Seller hereby waives any and all claims and causes of action now or hereafter arising against the Purchaser or any of its affiliates based upon or relating to any alleged non-disclosure of Excluded Information and further covenants not to assert any claims against or to sue the Purchaser or any of its directors, officers, employees, partners, agents or affiliates for any loss, damage or liability arising from or relating to its sale of the Shares pursuant to this Agreement based upon or relating to any alleged non-disclosure of Excluded Information. Section 2.6 Acknowledgements; Value of Shares. (a) The Seller acknowledges and confirms that it is aware that the Purchaser is not making any representation or warranty to the Seller whatsoever with respect to the business, condition (financial or otherwise), properties, prospects, creditworthiness, status or affairs of the Purchaser, or with respect to the value of the Shares. The Seller acknowledges and confirms that it is aware that the closing sale price of the Purchaser’s Class B common shares (the “Stock Price”), into which the Shares convert upon certain transfers, has fluctuated since the Purchaser’s initial public offering of the Purchaser’s Class B common shares and is likely to continue to fluctuate after the Closing, including possible material increases to the Stock Price. The Seller further acknowledges and confirms that it is aware that future changes and developments in (i) the Purchaser’s business, financial condition and results of operations, (ii) the industries in which the Purchaser competes and (iii) overall market and economic conditions, may have a favorable impact on the value of the Purchaser’s Class B common shares and/or the Stock Price after the consummation of the Repurchase Transaction. (b) The Seller (i) is a Qualified Institutional Buyer as that term is defined in Rule 144A under the Securities Act of 1933, as amended, (ii) is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act of 1933, as amended, and (iii) acknowledges that the sale of the Shares by the Seller (x) was privately negotiated in an independent transaction and (y) does not violate any rules or regulations applicable to the Seller. Section 2.7 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, neither the Seller nor any other person on behalf of the Seller makes any other express or implied representation or warranty with respect to the Seller or with respect to any other information provided by or on behalf of the Seller. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER The Purchaser hereby represents and warrants to the Seller, as of the date hereof, as follows: Section 3.1 Existence and Power. (a) The Purchaser is an exempted limited company duly organized, validly existing and in good standing under the laws of Bermuda. The Purchaser has the power, authority and capacity to execute and deliver this Agreement and the Transaction Agreement, to - 4 -

73707511.12 perform the Purchaser’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. (b) The execution and delivery of this Agreement and the Transaction Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby (i) do not require, except as have been obtained prior to the date hereof, the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental or regulatory authority, including any securities exchange or self-regulatory organization, or court, or body or arbitrator having jurisdiction over the Purchaser or any of its subsidiaries (other than the filing by the Purchaser of a Current Report on Form 8-K with the Securities and Exchange Commission); and (ii) except as would not have an adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement and the Transaction Agreement, do not and will not constitute or result in a breach, violation or default, or cause the acceleration or termination of any obligation or right of the Purchaser, any of the Purchaser’s subsidiaries or any other party thereto, under (A) any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, to which the Purchaser or any of its subsidiaries is a party, (B) the Purchaser’s or any of its subsidiaries’ organizational documents or (C) any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, including any stock exchange or self-regulatory organization, governmental authority, arbitrator, mediator or similar body. Section 3.2 Valid and Enforceable Agreement; Authorization. This Agreement and the Transaction Agreement have been duly executed and delivered by the Purchaser and constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and by general principles of equity. The Purchaser has duly taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Transaction Agreement and the transactions contemplated hereby and thereby. Section 3.3 Sufficient Funds. The Purchaser has access to legally available funds sufficient to consummate the transactions contemplated by this Agreement. Section 3.4 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, neither the Purchaser nor any other person on behalf of the Purchaser makes any other express or implied representation or warranty with respect to the Purchaser or with respect to any other information provided by or on behalf of the Purchaser. - 5 -

73707511.12 ARTICLE IV COVENANTS Section 4.1 No Transfer of Shares. From the date hereof through the Closing Date, the Sellers agree not to sell, assign, transfer, pledge, charge, hypothecate, encumber or otherwise dispose of any of the Shares. Section 4.2 Most Favored Nation. From the date hereof until the date that is the two-month anniversary of the Closing Date, the Purchaser agrees not to purchase in a privately negotiated transaction any of its equity securities from any individual or entity that owned greater than 5% of its equity securities as of April 11, 2024 (an “Other Investor”) if it is determined that the fraction (in the form of a percentage), the numerator of which is the price per share agreed with the Other Investor and the denominator of which is the 30-Day Trailing VWAP on the date that such purchase is agreed (the “MFN 30 Day Trailing VWAP”) is higher than 90% unless, in any such case, each Seller concurrently receives a payment from the Purchaser which is an amount equal to the product of (i) the percentage by which the MFN 30 Day Trailing VWAP exceeds 90%, (ii) $13.33 and (iii) the number of Common Shares set forth opposite such Seller’s name in Schedule A hereto; provided that the foregoing shall not be applicable unless the Purchaser purchases at least 50% of its equity securities owned by such Other Investor. For purposes of this Agreement, “30-Day Trailing VWAP” means, as of any date of determination, the volume-weighted average price per share of the Company’s Class B Common Shares on the NYSE during the regular trading session (and excluding pre-market and after-hours trading) over the thirty (30) consecutive trading days prior to and including such determination date. ARTICLE V MUTUAL CONDITION The respective obligations of the Purchaser and the Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver at or prior to the Closing of the following condition: Section 5.1 No Order. No governmental authority shall have enacted, issued, promulgated, enforced or entered any law, injunction, order, decree or ruling (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated by this Agreement illegal or prohibiting consummation of the transactions contemplated by this Agreement. - 6 -

73707511.12 ARTICLE VI [Reserved.] ARTICLE VII MISCELLANEOUS PROVISIONS Section 7.1 Termination. (a) This Agreement may be terminated: (1) by mutual written consent of the Purchaser and the Seller; or (2) by the Purchaser or the Seller if the mutual condition to Closing set forth in Section 5.1 is not fulfilled on the Closing Date. (b) The termination of this Agreement shall be effectuated by the delivery of written notice of such termination by the parties terminating this Agreement to the other party. (c) If this Agreement is terminated in accordance with this Section 7.1 and the transactions contemplated hereby are not consummated, except as otherwise specifically provided herein, this Agreement shall be of no further force and effect, without any liability on the part of any party hereto, except for Sections 7.5 through 7.21, which shall survive the termination of this Agreement. Nothing herein shall relieve any party to this Agreement of liability for a willful breach of any representation, warranty, agreement, covenant or other provision of this Agreement prior to the date of termination. Section 7.2 Public Announcements. Except (i) as required by applicable law (including, for the avoidance of doubt, filings by the Sellers and their affiliates pursuant to Sections 13 or 16 under the Exchange Act), (ii) as required by obligations pursuant to any listing agreement with any securities exchange or securities quotation system or (iii) with respect to disclosures that are consistent in all material respects with prior disclosures made in compliance with this Section 7.2, each party hereto shall consult with the other parties before issuing, and give the other parties the opportunity to review and comment upon, any press release or other public statement with respect to this Agreement, the Repurchase Transaction or the Transaction Agreement, provided that no such press release or public statement shall mention any party hereto or any of its affiliates by name without the prior written consent of such named party (which consent may be given by email). Section 7.3 Non-Disparagement. Each party hereto covenants and agrees that it will not, and will cause its directors, officers, and affiliates not to, make any statement, announcement or other expression (in writing or orally) on television, radio, the internet or other media or to any third party, that is disparaging of any other party or such other party’s business, operations, management, securities, directors, officers or employees; provided, however, that this Section 7.3 shall not be violated by statements which are truthful, complete and made in good - 7 -

73707511.12 faith in response to any question, inquiry or request for information required by legal process or governmental inquiry. Section 7.4 Other Matters. Concurrently with the execution of this Agreement, each Seller has delivered to the Purchaser duly executed copies of: (i) a Termination Agreement (the “Transaction Agreement”), which terminates with respect to each Seller (a) the Registration Rights Agreement, dated as of December 23, 2013, by and among the Purchaser and the parties set forth on Schedule A thereto, including each Seller, and (b) the Shareholders Agreement dated as of November 14, 2023 by and among the Purchaser and the parties set forth in Schedule A thereto, including each Seller; and (ii) a letter from an affiliate of the Seller to the Purchaser certifying, pursuant to Section 4 of the Confidentiality Agreement, dated April 13, 2024, between the Purchaser and an affiliate of the Seller (the “Confidentiality Agreement”), that the affiliate of the Seller will destroy all Confidential Information (as such term is defined in the Confidentiality Agreement) promptly following the Closing, save as may be required by the applicable law, court order or regulation or pursuant to the Seller’s document retention and/or disaster recovery policies (provided that such retained copies shall continue to be subject to the confidentiality terms of the Confidentiality Agreement). For the avoidance of doubt, the obligations of the parties under the Confidentiality Agreement shall continue to be effective as provided in Section 14 of the Confidentiality Agreement and the Seller shall not purchase any Class B common shares of the Purchaser or any other common shares of the Purchaser while it is in possession of Confidential Information that constitutes material non-public information. Section 7.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed email if sent during normal business hours of the recipient, if not, then on the next business day or (iii) one business day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below or such other address or facsimile number as a party may from time to time specify by notice to the other parties hereto. If to the Purchaser, to: Hamilton Insurance Group, Ltd. Wellesley House North, 1st Floor 90 Pitts Bay Road Pembroke HM 08 Bermuda Attention: Gemma Carreiro, General Counsel Gemma.carreiro@hamiltongroup.com with a copy (which shall not constitute notice) to: Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 Attention: Michael Groll mgroll@willkie.com - 8 -

73707511.12 if to the Sellers, to: BSOF Master Fund L.P.; BSOF Master Fund II L.P. 345 Park Avenue, 28th Floor New York, NY 10154 Attention: Jack Pitts Facsimile: (212) 390-2596 Email: Jack.Pitts@Blackstone.com with a copy (which shall not constitute notice) to: Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 Attention: Paul V. Imperatore, Esq. Facsimile: (212) 225-3999 Email: pimperatore@cgsh.com Section 7.6 Entire Agreement. This Agreement and the other documents and agreements executed in connection with the Repurchase Transaction embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior written and contemporaneous oral agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including any term sheets, emails or draft documents. Section 7.7 Assignment; Binding Agreement. No party may assign this Agreement or any of its rights and obligations hereunder without the prior written consent of the other parties hereto. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Section 7.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile or other electronic means shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party. Section 7.9 Governing Law; Trial by Jury. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby. - 9 -

73707511.12 Section 7.10 Submission to Jurisdiction. Each party hereto consents specifically to the exclusive jurisdiction of the federal courts of the United States sitting in the Southern District of New York, or if such federal court declines to exercise jurisdiction over any action filed pursuant to this Agreement, the courts of the State of New York sitting in the County of New York, and any court to which an appeal may be taken in connection with any action filed pursuant to this Agreement, for the purposes of all legal proceedings arising out of or relating to this Agreement. In connection with the foregoing consent, each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the court’s exercise of personal jurisdiction over each party to this Agreement or the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party further consents that service of process may be effected in any manner permitted under the laws of the State of New York. Section 7.11 No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto. Section 7.12 Amendment; Waiver. This Agreement and its terms may not be changed, amended, waived, terminated, augmented, rescinded or discharged, in whole or in part, except by a writing executed by the parties hereto. Section 7.13 No Brokers. Except as previously disclosed to the other party in writing, no party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement. Section 7.14 Further Assurances. Each party hereto hereby agrees to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions consistent with the terms of this Agreement as may be reasonably necessary in order to accomplish the transactions contemplated by this Agreement. Section 7.15 Costs, Expenses and Taxes. Each party hereto shall each pay its own costs and expenses, including any commission or finder’s fee to any broker or finder, incurred in connection with the negotiation, drafting, execution and performance of this Agreement. Each Seller agrees to pay their respective portion of any tax imposed in connection with the Repurchase Transaction. Section 7.16 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. - 10 -

73707511.12 Section 7.17 Time of Essence. Time is of the essence in the performance of each and every term of this Agreement. Section 7.18 Headings. The article and section headings herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Section 7.19 Construction. The definitions given for terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any term shall include the corresponding masculine, feminine and neuter forms. The word “including” shall be deemed to be followed by the phrase “without limitation”. All references to “$” are to the lawful currency of the United States of America. The term “business day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York, are authorized or obligated to close. The words “this Agreement”, “hereof”, “hereunder”, “herein”, “hereby” or words of similar import shall refer to this Agreement as a whole and not to a particular section, subsection, clause or other subdivision of this Agreement, unless the context otherwise requires. Section 7.20 Specific Performance. The parties acknowledge and agree that a party could not be made whole by monetary damages in the event that any of the provisions of this Agreement are not performed by the other party in accordance with their specific terms or are otherwise breached. Accordingly, the parties agree that, in any such event, the parties shall be entitled to seek an injunction or injunctions to specifically enforce the terms and provisions hereof in an action instituted in any court of the State of New York having subject matter jurisdiction in respect thereof, and the parties further hereby agree to waive any requirement for the securing or posting of a bond in connection with the obtaining of such injunctive or other equitable relief. Section 7.21 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing for a period of one year from the date hereof, provided that Section 7.3 shall survive the Closing for a period of 18 months from the date hereof. [Signature pages follow] - 11 -

BSOF MASTER FUND L.P. By: Blackstone Strategic Opportunity Associates L.L.C., its general partner Name: Jack Pitts Title: Authorized Person BSOF MASTER FUND II L.P. By: Blackstone Strategic Opportunity Associates L.L.C., its general partner Name: Jack Pitts Title: Authorized Person [Signature Page to Share Repurchase Agreement] DocuSign Envelope ID: 339E2172-9C9A-40D2-90B7-034D942484C3

A-1 Total Number of Shares to be Sold BSOF Master Fund II L.P. SCHEDULE A 499,264 Purchase Price $5,991,168.00 Total 9,124,729 BSOF Master Fund L.P. $109,496,748.00 8,625,465 Seller $103,505,580.00